FREMONT GENERAL CORPORATION & AFFILIATED COMPANIES


                   1996 MANAGEMENT INCENTIVE COMPENSATION PLAN



INTRODUCTION

The Management Incentive Compensation Plan ("Plan") is designed to encourage and reinforce management action and performance which results in achieving or exceeding established pre-tax earnings targets, and to reward participants for these achievements.

The Company has set pre-tax earnings as the Plan's measurable objective, and individual participants are rewarded based on the earnings achieved in their respective profit centers. Some participants' bonuses are calculated partially on divisional results and partially on overall profit center results.

The Plan is subject to approval each year by the Fremont General Corporation Board of Directors.


STRUCTURE

The Plan measures actual pre-tax earnings against a pre-determined target earnings range. Earnings achieved at target, or within a range of 80% to 120% of the target, generate a bonus pool which is calculated as a percentage of participant base salaries. Bonuses earned based upon actual earnings in this range will be between 50% of the participant's established target bonus and as much as 200% of such target, depending on position and grade ranking. Actual pre-tax earnings include an accounting accrual for anticipated bonus payments based on budget.

        * A target bonus is established for each participant at the beginning of the year based on salary grade and current salary.

        * The sum of all participants' target bonuses in each profit center is the target bonus fund for the Plan Year for that profit center.

        * The sum of all profit centers' target bonus funds is the total Corporate Target Bonus Fund for the Plan Year.

        * The actual bonus fund for each profit center depends upon pre-tax earnings in relation to the target for the year.

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        *      Individual  participants'  bonus  awards will vary in relation to their profit centers' actual bonus fund.

        * If participants are added during the year, the fund is increased by the amount of their target bonuses.

        * If participants terminate during the year, the fund is decreased by the full amount of their target bonuses.

        * If a participant's duties change substantially during the year (resulting in a change in grade), the target bonus may be adjusted for that participant.

For participants whose bonuses are determined in part by the pre-tax earnings of their branch, division or regional office and in part by overall regional or corporate results:

        * A bonus based on the overall results of the larger organization (the region or company) is awarded only where the corresponding branch, division or regional office result is at least 80% of its target.

        * A bonus based on branch, division or regional office results is awarded if those results are at least at 80% of target even if the results of the larger organization (region or company) fall short of their targets.


ELIGIBILITY

Officers  and  Managers  of  Fremont  General   Corporation  and   Participating
subsidiaries, as designated by the Board of Directors, are eligible for bonus consideration.

        * Participants must be actively employed in a participating entity of the Corporation at the end of the Plan Year to be eligible for bonus payments.

        *      Designated participants must qualify for an actual bonus award.

        To Qualify, the Participant MUST:

               - be actively employed at the time the bonus is
                 awarded;

               - have achieved a personal  performance  appraisal  evaluation of
                 "Satisfactory" (or equivalent rating) or better.

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TERMINATIONS

        * If terminated for reasons of death, disability or retirement after age 60 and such event:

               a) occurs during first half of the Plan Year: No bonus awarded;

               b) during last half of the Plan Year: Payment on a prorated basis at normal time of award;

               c) between year end and time of award: Payment in full at normal time of award.

        * Termination for cause will result in forfeiture of all rights to bonus consideration.

        *      Termination for other reasons:

               In the event of a voluntary resignation prior to actual award of a bonus, the participant will forfeit any bonus. Layoffs or other non-disciplinary terminations will not necessarily cause forfeiture of an otherwise earned bonus.










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